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EXHIBIT 5.1

                       [Letterhead of Gerald A. Morton,  Esq.]


                                                                March 26, 1999


Pogo Producing Company
5 Greenway Plaza, Suite 2700
Houston, TX  77046

Gentlemen:

          I have acted as counsel for Pogo Producing Company, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3, as amended to date (the "Registration Statement"), filed by Pogo Trust I and Pogo Trust II, each a statutory business trust formed under the laws of the State of Delaware (each, a "Trust" and collectively, the "Trusts"), and the Company (the Company and the Trusts each being a "Registrant," and collectively, the "Registrants"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to (i) senior debt securities and subordinated debt securities of the Company (the "Debt Securities"), (ii) shares of preferred stock, par value $1.00 per share, of the Company (the "Preferred Stock"), (iii) shares of common stock, par value $1.00 per share, of the Company (the "Common Stock"), (iv) preferred trust securities of the Trusts (the "Trust Preferred Securities"), (v) junior subordinated debt securities of the Company for issuance directly to a Trust (the "Junior Subordinated Debt Securities") and (vi) the Company's guarantee with respect to the Trust Preferred Securities (each, a "Guarantee," and collectively, the "Guarantees"), to be issued and sold by the Registrants from time to time pursuant to Rule 415 under the Act for an aggregate initial offering price not to exceed $250,000,000. The Debt Securities, the Preferred Stock, the Common Stock, the Trust Preferred Securities, the Junior Subordinated Debt Securities and the Guarantees are hereinafter referred to as the "Securities."

          In my capacity as Vice President--Law and Corporate Secretary of the Company, I have examined (i) the Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company, each as amended to date (together, the "Charter Documents"), (ii) the form of the Indenture to be filed as Exhibit
4.1 to the Registration Statement to be executed by the Company and the trustee thereunder (the "Senior Debt Indenture"), pursuant to which senior Debt Securities may be issued, (iii) the form of the Indenture to be filed as
Exhibit 4.2 to the Registration Statement to be executed by the Company and the trustee thereunder (the "Subordinated Debt Indenture"), pursuant to which subordinated Debt Securities may be issued, (iv) the form of the Indenture to be filed as Exhibit 4.3 to the Registration Statement to be executed by the Company and the trustee thereunder (the "Junior Subordinated Debt Indenture"), pursuant to which Junior Subordinated Debt Securities may be issued, (v) the form of the Amended and Restated Declaration of Trust for the Trusts to be filed as Exhibit
4.5 to the Registration Statement, (vi) the form of the Guarantees to be

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Pogo Producing Company                -2-                       March 26, 1999


filed as Exhibit 4.10 to the Registration Statement (the "Guarantee Agreement") and (vii) the originals, or copies certified or otherwise identified, of corporate records of the Company, including minute books of the Company, certificates of public officials and of representatives of the Company and the Trusts, statutes and other instruments and documents as a basis for the opinions hereafter expressed.

          In connection with this opinion, I have assumed, with your approval, that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement;
(iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (v) any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise, (vi) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Charter Documents and not otherwise reserved for issuance and (vii) the laws of the State of New York are identical to the laws of the State of Texas. No opinion is expressed herein as to any matter governed by any law other than the laws of the State of Texas as in effect on the date hereof.

          Based upon and subject to the foregoing, I am of the opinion that:

          1. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware.

          2. With respect to shares of Common Stock, when (i) the Board of Directors of the Company or, to the extent permitted by the General Corporation Law of the State of Delaware and the Charter Documents, a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the "Board") has taken all necessary corporate action to approve the issuance thereof and the terms of the offering of shares of Common Stock and related matters, and (ii) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein, or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the

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Pogo Producing Company                -3-                       March 26, 1999


Board (not less than the par value of the Common Stock), the shares of Common Stock will be duly authorized, validly issued, fully paid and non-assessable.

          3. With respect to shares of Preferred Stock, when (i) the Board has taken all necessary corporate action to approve and establish the terms of the shares of Preferred Stock, to approve the issuance thereof and the terms of the offering thereof and related matters, including the adoption of a Certificate of Designations relating to such Preferred Stock (a "Certificate of Designations") and the filing of such Certificate of Designations with the Secretary of State of the State of Delaware, and (ii) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein, or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), the shares of Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable.

          4. With respect to Debt Securities to be issued under the Senior Debt Indenture, when (i) the Senior Debt Indenture and any applicable Supplemental Indenture relating thereto have been duly authorized and validly executed and delivered by each of the parties thereto; (ii) the Senior Debt Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (iii) the Board has taken all necessary corporate action to approve and establish the terms of such Debt Securities, to approve the issuance thereof and the terms of the offering thereof and related matters; and (iv) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with both the provisions of the Senior Debt Indenture and any applicable Supplemental Indenture relating thereto and either (a) the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board, such Debt Securities will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof is subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          5. With respect to Debt Securities to be issued under the Subordinated Debt Indenture, when (i) the Subordinated Debt Indenture and any applicable Supplemental Indenture

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Pogo Producing Company                -4-                        March 26, 1999


related thereto have been duly authorized and validly executed and delivered by each of the parties thereto; (ii) the Subordinated Debt Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (iii) the Board has taken all necessary corporate action to approve and establish the terms of such Debt Securities, to approve the issuance thereof and the terms of the offering thereof and related matters; and (iv) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with both the provisions of the Subordinated Debt Indenture and any applicable Supplemental Indenture relating thereto and either (a) the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board, such Debt Securities will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof is subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          6. With respect to a series of Junior Subordinated Debt Securities to be issued under the Junior Subordinated Debt Indenture, when (i) the Junior Subordinated Debt Indenture and the Supplemental Indenture relating to such series of Junior Subordinated Debt Securities has been duly authorized and validly executed and delivered by each of the parties thereto; (ii) the Junior Subordinated Debt Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (iii) the Board has taken all necessary corporate action to approve and establish the terms of such series of Junior Subordinated Debt Securities, to approve the issuance thereof and the terms of the offering thereof and related matters; and (iv) such Junior Subordinated Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Junior Subordinated Debt Indenture and the Supplemental Indenture relating to such series of Junior Subordinated Debt Securities and either (a) the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board, such Junior Subordinated Debt Securities will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof is subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

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Pogo Producing Company                -5-                        March 26, 1999


          7. With respect to a Guarantee to be issued pursuant to the applicable Guarantee Agreement, when (i) such Guarantee Agreement has been duly authorized, validly executed and delivered by each of the parties thereto, (ii) such Guarantee Agreement has been duly qualified under the Trust Indenture Act of 1939, as amended, and (iii) the Board has taken all necessary corporate action to approve the Guarantee and the issuance thereof and related matters, such Guarantee will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof is subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          I hereby consent to the filing of this opinion of counsel as
Exhibit 5.1 to the Registration Statement. I also consent to the reference to me under the caption "Legal Matters" in each of the Prospectuses forming a part of the Registration Statement. In giving this consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                   Very truly yours,



                                   /S/ GERALD A. MORTON, ESQ.